Exhibit 99.2

Tivic Health Systems, Inc. Announces Closing of Initial Public Offering

MENLO PARK, CA, November 15, 2021– Tivic Health Systems, Inc. (Nasdaq: TIVC) (“Tivic” or the “Company”), a commercial-phase bioelectronic medicine company, today announced the closing of its initial public offering of 3,000,000 shares of its common stock at a public offering price of $5.00 per share for gross proceeds of $15,000,000 before deducting underwriting discounts and offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 450,000 shares of common stock to cover over-allotments at the initial public offering price, less the underwriting discount.

The Company intends to use the proceeds for initiatives to grow sales of its ClearUP® Sinus Relief (“ClearUP”) device, including expanding advertising and public relations, growing social media presence, upgrading and optimizing ecommerce infrastructure, online/website design and branding, and other programs to grow awareness of ClearUP. To continue to position Tivic as a trusted brand for evidence-based therapies based on bioelectronic medicine, the Company also plans to expand its clinical research and development activities to identify and validate new product candidates, move them through pre-clinical and clinical development, and develop go-to-market strategies. Additionally, the Company intends to use proceeds to support the launch of the next generation of ClearUP, ClearUP Gen 2, and plans to use the balance for general working capital. Although the Company, from time to time, evaluates potential strategic investments and acquisitions, it does not have any definitive agreements in place to make any such acquisitions at this current time.

ThinkEquity acted as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-258411) relating to the shares was filed with the Securities and Exchange Commission (“SEC”) and became effective on November 10, 2021. This offering is being made only by means of a prospectus. Copies of the final prospectus may be obtained from ThinkEquity, 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673, by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Tivic Health Systems, Inc.

Tivic Health Systems, Inc. is a commercial-phase healthtech company advancing bioelectronic medicine to deliver non-invasive solutions that treat disease, increase wellness and improve lives. Its first product, ClearUP®, is a patented handheld device that uses ultra-low current electrical waves to relieve symptoms of sinus and nasal inflammation. ClearUP is a US FDA Class II and EU Class IIa medical device that has received three regulatory clearances: (US FDA 510(k) number K182025, US FDA De Novo number DEN200006 and EU CE Mark Certificate number CE 704687). ClearUP consistently gets high ratings from consumers across multiple sales platforms. Tivic’s principal executive office is located in the San Francisco Bay Area, California. Learn more at https://tivichealth.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and include statements regarding the expected use of proceeds. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required under applicable law.

Contact:

Investors:

ir@tivichealth.com

Media:

cheryl.delgreco@tivichealth.com